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PRIVATE

Exhibit (10)(iii)(A)(5)

Imperial Oil Limited Earnings Bonus Unit Plan

1.    Plan Purpose

        The purpose of the Imperial Oil Limited Earnings Bonus Unit Plan (the "Plan") is to provide an incentive to selected employees to promote individual contribution to sustained improvement to the Company's business performance and shareholder value, as evidenced by growth in the basic net earnings per common share of the Company, and to motivate them to remain with the Company.

2.    Description of Award

        This incentive is provided by the grant of Imperial Oil Limited Earnings Bonus Units ("IEBUs"), which gives the Grantee the right, subject to the terms and conditions herein, to receive a cash payment from the Company equal to the Maximum Settlement Value per IEBU, when the cumulative basic net earnings per common share of the Company reach at least the Maximum Settlement Value per IEBU prior to the fifth anniversary of the Grant Date, or equal to the cumulative basic net earnings per common share ending on the last full quarter that precedes the fifth anniversary of the Grant Date if the cumulative basic net earnings per common share do not reach the Maximum Settlement Value per IEBU.

3.    Eligibility and Awards

        IEBUs will only be granted to employees of the Company or a Designated Employer. Frequency and number of units to individual participants will be determined by the Company. Individual awards under this Plan will not necessarily be granted annually.

4.    Definitions

  a)
  "Company" means Imperial Oil Limited, its wholly owned subsidiaries and partnerships.

  b)
  "Continued Employment" means continued employment after the IEBU Grant Date with any one or more of the Company or a Designated Employer.

  c)
  "Cumulative basic net earnings per common share" means the published net earnings per outstanding common share per quarter, accumulated each quarter starting with the first full quarter following the Grant Date.

  d)
  "Designated Employer" means an employer which is an affiliate of the Company and which is designated as such for the purposes of this Plan by the Company.

  e)
  "Grant Date" means the date specified in the Grant Instrument that an IEBU is granted under the Plan.

  f)
  "Grant Instrument" means the document given by the Company to an employee governing a grant of IEBUs.

  g)
  "Grantee" means the recipient of a Grant Instrument.

  h)
  "Legal Representatives" means a Grantee's executors or administrators, a Transferee, or the executors or administrators of a Transferee.

  i)
  "Maximum Settlement Value per IEBU" means the maximum cumulative basic net earnings per common share specified by the Company in the Grant Instrument that can be attributable to the applicable IEBU.

  j)
  "Settlement Date" means the earlier of the fifth anniversary of the Grant Date or the date of publication of the Company's quarterly earnings statements which bring the cumulative basic net earnings per common share as initially published, commencing with the first full quarter following the Grant Date and including the last full quarter preceding the fifth anniversary of the Grant Date to an amount at least equal to the Maximum Settlement Value per IEBU specified in the Grant Instrument.

  k)
  "Transferee" means a person to whom the Grantee's executors or administrators transfer all or some of the IEBUs.

PRIVATE

5.    Vesting of Units

        The IEBUs vest immediately, subject to the restrictions in clauses 6 and 8.

6.    Restrictions on Payment

  a)
  No IEBUs will be payable prior to the Settlement Date.

  b)
  Except as provided hereinafter, IEBUs will be forfeited and will not be payable in case the Grantee's Continued Employment terminates.

  c)
  In case the Grantee becomes entitled on or before the Settlement Date, to payment of extended disability benefits under the Company's extended disability benefit plan, the Grantee shall continue to have the right to receive cash payment of IEBUs or, in case of death after entitlement as foresaid, by the Grantee's Legal Representatives.

  d)
  In case the Grantee dies during Continued Employment on or before the Settlement Date, cash payment of IEBUs will be made to the Grantee's Legal Representatives on the Settlement Date.

  e)
  In case the Grantee's Continued Employment terminates on or before the Settlement Date and the Grantee becomes entitled to an annuity under section 2 of the Company's retirement plan (or the provision in any plan or plans of the Company substituted thereof), the Company shall determine, at its discretion, whether the Grantee's IEBUs will not be forfeited.

  f)
  Notwithstanding anything to the contrary in this Plan, the Company, at its discretion, may determine that the Grantee's IEBUs are forfeited and are not payable as a consequence of any of the following situations:

  (i)
  the Company believes that the Grantee intends to terminate Continued Employment and sub-clauses 6(c), 6(d), and 6(e) would not be applicable, or

  (ii)
  during Continued Employment or during the period of 24 months after the termination of the Grantee's Continued Employment, the Grantee, without the written consent of the Company, directly or indirectly is employed in, or as principal, agent, partner or otherwise engages in any business that is in competition with the Company, as determined by the Company, or otherwise engages in any activity that is detrimental to the Company, as determined by the Company.

7.    Method of Payment

  a)
  Cash payment of the benefit from IEBUs will normally be made as soon as possible after the Settlement Date.

  b)
  In the discretion of the Company, payment may be deferred as specified by the Grantee based on options for such deferral provided to the Grantee by the Company.

  c)
  Payments will be reduced by any amount required to be withheld by any government authority.

8.    Significant Changes

        In the case of any subdivision, consolidation, or reclassification of the shares of the Company or other relevant change in the capitalization of the Company or a change in the accounting principles applicable to the Company's financial statements, the Company, in its discretion, may make appropriate adjustments in the calculation of the amount payable per IEBU, and an adjustment by the Company shall be conclusive as to the amount payable per IEBU and shall be final and binding upon all persons.

9.    Other

  a)
  No right created by the granting of IEBUs can be pledged in any circumstance, nor can it be assigned except in the case of death. Any attempt to pledge or assign may, in the discretion of the Company, result in forfeiture of the rights created herein.

  b)
  The Company will determine conclusively all questions arising in the administration or interpretation of this Plan and such determination shall be final and binding upon all persons.

PRIVATE

Exhibit (10)(iii)(A)(5)

IMPERIAL OIL LIMITED EARNINGS BONUS UNIT AWARD	2002

Name of Grantee: Number of IEBUs: Maximum Settlement Value per IEBU: $3.00 Maximum Settlement Value of Award: $	Grant Date: Nov. 20, 2002 IEBU No: Empl. No:

        This IMPERIAL EARNINGS BONUS UNIT (IEBU) AWARD is granted by Imperial Oil Limited (the "Company") effective November 20, 2002, (the "Grant Date"). This Award is subject to the provisions herein stated and the Imperial Oil Limited Earnings Bonus Unit Plan (the "Plan") and is granted on the conditions that Grantee accepts such provisions. This Grant Instrument incorporates by reference the provisions of the Plan, as it may be amended from time to time, including without limitation the definitions of terms used in this Grant Instrument and defined in the Plan.

1.
AWARD

  This incentive is provided by the grant of Imperial Oil Limited Earnings Bonus Units ("IEBUs"), which gives the Grantee the right, subject to the terms and conditions herein, to receive a cash payment from the Company equal to the Maximum Settlement Value per IEBU, when the cumulative basic net earnings per common share of the Company reach at least the Maximum Settlement Value per IEBU prior to the fifth anniversary of the Grant Date, or equal to the cumulative basic net earnings per common share ending on the last full quarter that precedes the fifth anniversary of the Grant Date if the cumulative basic net earnings per common share do not reach the Maximum Settlement Value per IEBU.

2.
SETTLEMENT DATE AND DEFERRED PAYMENTS

  The Settlement Date of these IEBUs shall be the earlier of the fifth anniversary of the Grant Date, or the date of publication of the Company's quarterly earnings statements which bring the cumulative basic net earnings per common share as initially published commencing with the first full quarter following the Grant Date to an amount at least equal to the Maximum Settlement Value per IEBU specified above; provided, however, in the discretion of the Company, payment may be deferred as specified by the Grantee based on options for such deferral provided to the Grantee by the Company.

3.
ASSIGNMENT

  No right created by the granting of an IEBU can be pledged in any circumstance, nor can it be assigned except in the case of death. Any attempt to pledge or assign may, in the discretion of the Company, result in forfeiture of the rights created herein.

IMPERIAL OIL LIMITED
/s/ T. J. Hearn
Chairman, President and Chief Executive Officer

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